Manhattan Pharmaceuticals, Inc.

Consolidated Financial Statements as of December 31, 2011

F-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Manhattan Pharmaceuticals, Inc.

We have audited the accompanying consolidated balance sheet of Manhattan Pharmaceuticals, Inc. and Subsidiaries (a development stage company) as of December 31, 2011, and the related consolidated statement of operations, equity and cash flows for the year and cumulative period then ended. Manhattan Pharmaceuticals, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manhattan Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2011, and their results of operations and cash flows for the year and cumulative period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ J.H. Cohn LLP

Roseland, New Jersey

March 14, 2012

F-1

Manhattan Pharmaceuticals, Inc.

(a development stage company)

Consolidated Balance Sheet as of December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$9,748,491
Other current assets	87,176
Total current assets	9,835,667
In-process research and development	5,441,839
Goodwill	629,752
Total assets	$15,907,258

Liabilities and equity
Current liabilities:
Notes payable, current portion, net	$877,778
Accounts payable and accrued expenses	666,640
Interest payable, current portion	61,941
Total current liabilities	1,606,359
Notes payable, noncurrent portion, net	4,006,666
Interest payable, noncurrent portion	658,031
Total liabilities	6,271,056
Commitments and contingencies
Equity:
Preferred stock, $0.001 par value per share (10,000,000 shares authorized, 413,388 issued and outstanding, aggregate liquidation value of $8,267,760 at December 31, 2011)	413
Common stock, $0.001 par value per share (500,000,000 shares authorized, 284,683,977 shares issued and outstanding at December 31, 2011)	284,684
Contingently issuable shares	15,890
Additional paid-in capital	10,176,608
Deficit accumulated in development stage	(853,074)
Total stockholder’s equity	9,624,521
Non-controlling interest in subsidiary	11,681
Total equity	9,636,202
Total liabilities and equity	$15,907,258

The accompanying notes are an integral part of the consolidated financial statements.

F-2

Manhattan Pharmaceuticals, Inc.

(a development stage company)

Consolidated Statement of Operations for the Year and Cumulative Period Ended December 31, 2011

Costs and expenses

Research and development	$327,283

General and administrative:
Non-cash compensation	86,494
Other general and administrative	468,197
Total general and administrative	554,691

Total operating expenses	881,974

Operating loss	(881,974)

Interest expense	7,097
Consolidated net loss	(889,071)
Net loss attributable to non-controlling interest	(35,997)
Net loss attributable to Manhattan Pharmaceuticals, Inc. and subsidiaries	$(853,074)

Basic and diluted net loss per common share	$(0.00)*

Weighted average shares used in computing basic and diluted net loss per common share	108,348,538

*Amount less than $0.01.

The accompanying notes are an integral part of the consolidated financial statements.

F-3

Manhattan Pharmaceuticals, Inc.

(a development stage company)

Consolidated Statement of Equity for the Year and Cumulative Period Ended December 31, 2011

	Preferred Stock		Common stock		Additional paid-in	Contingently issuable	Non- controlling interest in	Deficit Accumulated in the development
	Shares	Amount	Shares	Amount	capital	shares	subsidiary	stage	Total

Common stock issued to founders in exchange for seed capital in April 2011			140,625,000	$140,625	$(34,047)				$106,578
Stock issued at $0.04 per share in exchange for license option			7,425,000	7,425	289,575				297,000
Issuance of restricted stock to employees			64,687,500	64,688	(63,538)				1,150
Effect of reverse acquisition	281,250	$281	(140,651,656)	(140,652)	399,767	$15,890	$47,678		322,964
Conversion of note payable to preferred stock	2,763	3			55,268				55,271
Issuance of replacement restricted preferred stock to employees	129,375	129	(64,687,500)	(64,688)	64,559				—
Common stock issued at $0.04 per share, net of expenses			277,285,633	277,286	9,378,530				9,655,816
Compensation in respect of restricted preferred stock granted to employees					86,494				86,494
Net loss							(35,997)	$(853,074)	(889,071)
Balance at December 31, 2011	413,388	$413	284,683,977	$284,684	$10,176,608	$15,890	$11,681	$(853,074)	$9,636,202

The accompanying notes are an integral part of the consolidated financial statements.

F-4

Manhattan Pharmaceuticals, Inc.

(a development stage company)

Consolidated Statement of Cash Flows for the Year and Cumulative Period Ended December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES

Consolidated net loss	$(889,071)
Adjustments to reconcile consolidated net loss to cash flows used in operating activities:
Stock compensation expense	86,494
Stock issued in exchange for license option	297,000
Changes in assets and liabilities, net of effects of acquisition:
Decrease in other current assets	3,593
Increase in accounts payable and accrued expenses	408,310
Increase in interest payable	7,097
Net cash used in operating activities	(86,577)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash acquired in connection with acquisition	10,386
Net cash provided by investing activities	10,386

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from sale of common stock, net	9,824,682

Net cash provided by financing activities	9,824,682

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,748,491

Cash and cash equivalents at beginning of year	—

CASH AND CASH EQUIVALENTS AT END OF YEAR	$9,748,491

NON-CASH TRANSACTIONS
Conversion of notes payable to preferred stock	$55,271
Accrued financing costs	$61,138

The accompanying notes are an integral part of the consolidated financial statements.

F-5

Manhattan Pharmaceuticals, Inc.

(a development stage company)

Notes to the Consolidated Financial Statements

Unless the context requires otherwise, references in this report to “Manhattan,” “Company,” “we,” “us” and “our” refer to Manhattan Pharmaceuticals, Inc. and our subsidiaries.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

We are a biopharmaceutical company focused on the acquisition, development and commercialization of innovative and medically important pharmaceutical products for the treatment of cancer and other underserved therapeutic needs. We aim to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, funding their research and development and eventually out-licensing or bringing the technologies to market. Currently we are developing TGTX-1101 (ublituximab), a novel, third generation monoclonal antibody that targets a specific and unique epitope on the CD20 antigen found on mature B-lymphocytes. We also hold the development rights to AST-726 a nasally delivered product for the treatment of Vitamin B12 deficiency, and AST-915 is an orally delivered treatment for essential tremor.

Exchange Transaction with TG Therapeutics, Inc. and its majority shareholders

On December 29, 2011, the Company entered into and consummated an Exchange Transaction Agreement with Opus Point Partners, LLC (“Opus”) and TG Therapeutics, Inc. (“TG”) (the “Agreement”). Under the Agreement, Opus exchanged (the “Exchange Transaction”) its shares of common stock in TG (“TG Common Stock”) for shares of Series A preferred stock in the Company (“Company Preferred Stock”). As a result Opus received 281,250 shares of Company Preferred Stock. Each share of Company Preferred Stock is convertible into 500 shares of the common stock of the Company (“Company Common Stock”) provided that such conversion rights are subject to sufficient available authorized shares of Company Common Stock. At the effective time of the Exchange Transaction, the Company Preferred Stock issued in the Exchange Transaction represented approximately 95 percent of the Company’s outstanding voting stock after giving effect to the merger. Since the stockholders of TG received the majority of the voting shares of the Company, the merger was accounted for as a reverse acquisition whereby TG was the accounting acquirer (legal acquiree) and the Company was the accounting acquiree (legal acquirer) under the acquisition method of accounting. TG Therapeutics, Inc. was incorporated in Delaware in November 2010, but did not commence operations until April 2011, thus the accompanying historical financial statements of TG consists of only 2011. The results of the combined operations have been included in the Company’s financial statements since December 29, 2011.

The filings with the Securities and Exchange Commission (the “SEC”) include the historical financial results of TG Therapeutics, Inc. as of and for the period ending December 31, 2011 and Manhattan Pharmaceuticals, and its subsidiary only as of and for the period commencing December 29, 2011, the date of the reverse acquisition, and will hereafter collectively be referred to as the Company.

LIQUIDITY AND CAPITAL RESOURCES

We have incurred operating losses since our inception, and expect to continue to incur operating losses for the foreseeable future and may never become profitable. As of December 31, 2011, we have an accumulated deficit of $853,074.

Our primary source of cash has been proceeds from the private placement of equity securities. We have not yet commercialized any of our drug candidates and cannot be sure if we will ever be able to do so. Even if we commercialize one or more of our drug candidates, we may not become profitable. Our ability to achieve profitability depends on a number of factors, including our ability to obtain regulatory approval for our drug candidates, successfully complete any post-approval regulatory obligations and successfully commercialize our drug candidates alone or in partnership. We may continue to incur substantial operating losses even if we begin to generate revenues from our drug candidates.

F-6

As of December 31, 2011, we had $9.7 million in cash, and cash equivalents. We currently anticipate that our cash and cash equivalents as of December 31, 2011, inclusive of our 2011 Equity PIPE closings subsequent to December 31, 2011, to be sufficient to fund our anticipated operating cash requirements for approximately 24-30 months from December 31, 2011. The actual amount of cash that we will need to operate is subject to many factors, including, but not limited to, the timing, design and conduct of clinical trials for our drug candidates. We are dependent upon significant financing to provide the cash necessary to execute our current operations, including the commercialization of any of our drug candidates.

On December 30, 2011, we completed the first closing of the private placement of our securities, issuing 277,285,633 shares of Company Common Stock at a price per share of $0.04 for total gross proceeds, before placement commissions and expenses, of $11,091,425 (the “2011 Equity PIPE”). Investors also received warrants to purchase 69,321,424 shares of Company Common Stock. The warrants have an exercise price of $0.04 per share and are exercisable for five years. The shares of Company Common Stock and warrants sold in the initial closing were offered and sold to accredited investors, including members of management, without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act, and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the securities to be issued in the Offering have not been registered under the Securities Act, and until so registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The placement agent received cash commissions equal to 10% of the gross proceeds of the Offering, five-year warrants to purchase shares of the Company’s stock equal to 10% of shares sold in the Offering, and a non-accountable expense allowance equal to two percent of the gross proceeds of the Offering for their expenses (not including up to $80,000 of legal expenses and any blue sky fees, both of which were reimbursed by the Company).

In 2012, we completed two additional closings of the 2011 Equity PIPE. These closings were held on January 31, 2012, and February 24, 2012. In these closings, the Company issued 695,428 shares of our Series A Preferred Stock (“Preferred Stock”) at a price per share of $20.00 for total gross proceeds, before placement commissions and expenses, of $13,908,560. Each share of Series A Preferred Stock is convertible into 500 shares of Company Common Stock provided that such conversion rights are subject to sufficient available authorized shares of Company Common Stock, which the Company intends to accomplish through the amendment of its Certificate of Incorporation, or a reverse stock split, at the next meeting of stockholders. Investors will also receive warrants to purchase 86,928,500 shares of Company Common Stock. The warrants have an exercise price of $0.04 per share and are exercisable for five years. The shares of Preferred Stock and warrants sold in these closings were offered and sold to accredited investors, including members of management, without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act, and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the securities to be issued in the Offering have not been registered under the Securities Act, and until so registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The placement agent received cash commissions equal to 10% of the gross proceeds of the Offering, five-year warrants to purchase shares of the Company’s stock equal to 10% of shares sold in the Offering, and a non-accountable expense allowance equal to two percent of the gross proceeds of the Offering for their expenses.

Our common stock is quoted on the OTC Bulletin Board and trades under the symbol “TGTX.OB.”

2011 MANAGEMENT CHANGES

In connection with the Exchange Transaction with TG Therapeutics, Inc., effective December 29, 2011, Douglas Abel, David C. Shimko and Richard Steinhart resigned from their positions on the Board of Directors of the Company.  Michael McGuinness resigned both his seat as a director and as an officer of the Company, effective December 29, 2011.

Effective December 29, 2011, Michael S. Weiss was appointed Executive Chairman, Interim Chief Executive Officer and President of the Company. In connection with the appointment, the Company assumed Mr. Weiss’ employment agreement with TG, effective November 1, 2011, under which Mr. Weiss is to serve as the Company’s Executive Chairman, Interim Chief Executive Officer and President until such employment is terminated pursuant to the terms of the agreement.

F-7

Under the terms of his employment agreement, Michael S. Weiss will receive an annual base salary of $225,000 (which will automatically be reduced by 50% when Mr. Weiss resigns from his interim roles). Mr. Weiss will also be eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by agreement between Mr. Weiss and the Board each year, with a target bonus of 100% of his base salary.

The Company will also grant Mr. Weiss a number of shares of restricted common stock equal to 1.25% of the shares of Common Stock outstanding on the date of grant on a fully-diluted basis. Each of these annual grants of restricted stock will vest and become non-forfeitable as to 25% of the shares on the first anniversary of the respective date of grant, as to 25% of the shares on the second anniversary of the respective date of grant and as to 50% of the shares on the date that the “market capitalization” (as defined in the employment agreement) is $100 million greater than the market capitalization on the respective date of grant, provided that Mr. Weiss remains an employee, director and/or consultant of the Company through each vesting date.

In connection with the Exchange Transaction and the appointment of Mr. Weiss to his position, the Company issued replacement awards and granted 112,500 shares of Series A Preferred Stock, to Mr. Weiss on December 29, 2011. Each share of Series A Preferred Stock is convertible into 500 shares of the registrant’s Common Stock, provided that such conversion right is subject to sufficient available authorized shares of the registrant’s common stock. The shares vest as follows: 14,063 on each of November 15, 2012, November 15, 2013, November 15, 2014, and November 15, 2015; 28,125 upon the occurrence of the registrant achieving a particular market capitalization target; and 28,125 upon the occurrence of the registrant achieving a second particular market capitalization target.

Effective December 29, 2011, Sean A. Power was appointed Chief Financial Officer, Treasurer and Secretary of the Company. In connection with the appointment, the Company assumed Mr. Power’s employment agreement with TG, effective November 1, 2011, under which Mr. Power is to serve as the Company’s Chief Financial Officer, Treasurer and Secretary until such employment is terminated pursuant to the terms of the agreement.

Under the terms of his employment agreement, Sean A. Power will receive an annual base salary of $135,000. Mr. Power will also be eligible to earn an annual cash performance bonus, based upon achievement of annual performance goals and objectives set by agreement between Mr. Power and the board each year, with a target bonus of 33% of his base salary.

The Company will grant Mr. Power a number of shares of restricted common stock of the Company as determined by the CEO and board. Each of these annual grants of restricted stock will be subject to vesting terms, which will be determined at the time of grant by the CEO and Board.

In connection with the Exchange Transaction and the appointment of Mr. Power to his position, the Company issued replacement awards and granted 16,875 shares of Series A Preferred Stock, to Mr. Power on December 29, 2011. Each share of Series A Preferred Stock is convertible into 500 shares of the registrant’s Common Stock, provided that such conversion right is subject to sufficient available authorized shares of the registrant’s common stock. The shares vest as follows: 2,812 on each of November 15, 2012, November 15, 2013, and November 15, 2014; 4,219 upon the occurrence of the registrant achieving a particular market capitalization target; and 4,220 upon the occurrence of the registrant achieving a second particular market capitalization target.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (ASU 2011-05). The new standard eliminated the current option to report other comprehensive income and its components in the statement of changes in equity. Under the new standard, companies can elect to present items of net income and other comprehensive income in one continuous statement or in two separate, but consecutive statements. The new standard is effective at the beginning of fiscal years beginning after December 15, 2011, and, if applicable, we will comply with this requirement in the first quarter 2012.

F-8

In September 2011, the FASB issued Accounting Standards Update No. 2011-08, Testing Goodwill for Impairment (the revised standard. The new standard allows companies an option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining if it is necessary to perform the two-step quantitative goodwill impairment test. Under the new standard, a company is no longer required to calculate the fair value of a reporting unit unless the company determines, based on the qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The new standard is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.

BASIS OF PRESENTATION

The Company has not generated any revenue from its operations and, accordingly, the financial statements have been prepared in accordance with the provisions of accounting and reporting for Development Stage Enterprises.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the applicable reporting period. Actual results could differ from those estimates. Such differences could be material to the financial statements.

CASH AND CASH EQUIVALENTS

We treat liquid investments with original maturities of less than three months when purchased as cash and cash equivalents.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred. Nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability. We make estimates of costs incurred in relation to external clinical research organizations, or CROs, and clinical site costs. We analyze the progress of clinical trials, including levels of patient enrollment, invoices received and contracted costs when evaluating the adequacy of the amount expensed and the related prepaid asset and accrued liability. Significant judgments and estimates must be made and used in determining the accrued balance and expense in any accounting period. We review and accrue CRO expenses and clinical trial study expenses based on work performed and rely upon estimates of those costs applicable to the stage of completion of a study. Accrued CRO costs are subject to revisions as such trials progress to completion. Revisions are charged to expense in the period in which the facts that give rise to the revision become known. With respect to clinical site costs, the financial terms of these agreements are subject to negotiation and vary from contract to contract. Payments under these contracts may be uneven, and depend on factors such as the achievement of certain events, the successful recruitment of patients, the completion of portions of the clinical trial or similar conditions. The objective of our policy is to match the recording of expenses in our financial statements to the actual services received and efforts expended. As such, expense accruals related to clinical site costs are recognized based on our estimate of the degree of completion of the event or events specified in the specific clinical study or trial contract.

IN-PROCESS RESEARCH AND DEVELOPMENT

All acquired research and development projects are recorded at their fair value as of the date acquisition. The fair values are assessed as of the balance sheet date to ascertain if there has been any impairment of the recorded value. If there is an impairment, the asset is written down to its current fair value by the recording of an expense. Impairment is tested on an annual basis, and consists of a comparison of the fair value of the in-process research and development with its carrying amount.

F-9

INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. If the likelihood of realizing the deferred tax assets or liability is less than “more likely than not,” a valuation allowance is then created.

We, and our subsidiaries, file income tax returns in the U.S. Federal jurisdiction and in various states. We have tax net operating loss carryforwards that are subject to examination for a number of years beyond the year in which they were generated for tax purposes. Since a portion of these net operating loss carryforwards may be utilized in the future, many of these net operating loss carryforwards will remain subject to examination.

We recognize interest and penalties related to uncertain income tax positions in income tax expense.

STOCK - BASED COMPENSATION

We recognize all share-based payments to employees and to non-employee directors as compensation for service on our board of directors as compensation expense in the consolidated financial statements based on the fair values of such payments. Stock-based compensation expense recognized each period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

For share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. We record compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third-parties are then revalued, or the total compensation is recalculated based on the then current fair value, at each subsequent reporting date. The Company did not grant any consultant options during the year ended December 31, 2011.

BASIC AND DILUTED NET (LOSS) INCOME PER COMMON SHARE

Basic net income (loss) per common share is calculated by dividing net income (loss) applicable to common shares by the weighted-average number of common shares outstanding for the period. Diluted net loss per common share is the same as basic net income (loss) per common share, since potentially dilutive securities from stock options, stock warrants and convertible preferred stock would have an antidilutive effect either because the Company incurred a net loss during the period presented or because such potentially dilutive securities were out of the money and the Company realized net income during the period presented. The amounts of potentially dilutive securities excluded from the calculation were 326,981,188 at December 31, 2011. During the year ended December 31, 2011the Company incurred a net loss, therefore all of the dilutive securities are excluded from the computation of diluted earnings per share.

IMPAIRMENT

Long lived assets are reviewed for an impairment loss when circumstances indicate that the carrying value of long-lived tangible and intangible assets with finite lives may not be recoverable. Management’s policy in determining whether an impairment indicator exists, a triggering event, comprises measurable operating performance criteria as well as qualitative measures. If an analysis is necessitated by the occurrence of a triggering event, we make certain assumptions in determining the impairment amount. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized.

F-10

Goodwill is reviewed for impairment annually, or when events arise that could indicate that an impairment exists. We test for goodwill impairment using a two-step process. The first step compares the fair value of the reporting unit with the unit's carrying value, including goodwill. When the carrying value of the reporting unit is greater than fair value, the unit’s goodwill may be impaired, and the second step must be completed to measure the amount of the goodwill impairment charge, if any. In the second step, the implied fair value of the reporting unit’s goodwill is compared with the carrying amount of the unit’s goodwill. If the carrying amount is greater than the implied fair value, the carrying value of the goodwill must be written down to its implied fair value. We will continue to perform impairment tests annually, at December 31, and whenever events or changes in circumstances suggest that the carrying value of an asset may not be recoverable.

NOTE 2 – CASH AND CASH EQUIVALENTS

December 31, 2011

Money market funds	$—
Checking and bank deposits	9,748,491
Total	$9,748,491

NOTE 3 – ACQUISITION

On December 29, 2011 the Company completed a reverse acquisition of privately held TG Therapeutics, Inc. (“TG”), a Delaware Corporation. The acquisition was effected pursuant to an Exchange Transaction Agreement (the “Agreement”) dated December 29, 2011 by and among the Company, TG Therapeutics, Inc. and Opus Point Partners, LLC, the largest shareholder of TG. In accordance with the terms of the Agreement, 95% of the holders of common shares of TG (one (1) minority shareholders of TG holding in aggregate 132,000 common shares of TG did not participate) surrendered their TG common shares. The Agreement caused the Company to issue to TG’s shareholders 281,250 shares of the Company’s Series A preferred stock, par value $0.001 (the “Company Preferred Stock”). Each share of Company Preferred Stock is convertible into 500 shares of the common stock of the Company (“Company Common Stock”) provided that such conversion rights are subject to sufficient available authorized shares of Company Common Stock. The Company Preferred Stock has the same voting rights (on an as-converted basis), and other attributes as Company Common Stock. The Company Preferred Stock will automatically be exchanged for Company Common Stock when sufficient authorized shares are available to allow for such conversion. The Company Preferred Stock issued in connection with the Agreement, provided the former TG shareholders with direct and/or indirect ownership of approximately 95% of the Company’s outstanding common stock immediately following the consummation of the transaction.

The Company Preferred Stock issued (and the underlying Company Common Stock once converted) are not registered for resale and, therefore, shall remain subject to the rights and restrictions of Rule 144. All Company Preferred Stock received by the TG shareholders in exchange for their shares of TG common stock will not be registered for resale prior to six (6) months following December 29, 2011 and, therefore, shall remain subject to the rights and restrictions of Rule 144 prior to any such registration.

The Company Preferred Stock issued in connection with the agreement provided the former TG shareholders with direct and/or indirect ownership of approximately 95% of the Company’s outstanding common stock as of December 29, 2011. Based on fair value of the Company’s common stock of $0.04 per share, the purchase price was $295,933, plus the fair value of restricted stock assumed of $82,305. In connection with the Exchange Transaction, the Company incurred $231,580 of acquisition related costs.

F-11

A summary of the purchase price calculation is as follows:

Number of shares of Manhattan common stock outstanding at the time of the transaction	7,398,344
Multiplied by Manhattan’s fair value of the Common Stock	$0.04	$295,933
Fair value of restricted stock assumed		82,305
Total purchase price		$378,238

The purchase price has been allocated as follows based on the fair values of the assets and liabilities acquired:

Cash and cash equivalents	$10,386
Other assets	90,769
In-process research and development acquired	5,441,840
Total identifiable assets	5,542,995
Accounts payable and accrued expenses	197,191
Notes payable (ICON and Swiss Pharma)	939,718
5% notes payable and accrued interest	4,657,600
Total identifiable liabilities	5,794,509
Net identifiable assets (liabilities)	(251,514)
Goodwill	629,752
Total	$378,238

A valuation using the guidance in ASC 805 was performed to determine the fair value of certain identifiable intangible assets of Manhattan.

The fair value of certain identifiable intangible assets was determined using the income approach. This method starts with a forecast of the expected future net cash flows. These cash flows are then adjusted to present value by applying an appropriate discount rate that reflects the risk of achieving the asset’s projected cash flows. The present value of the estimated cash flows are then added to the present value equivalent of the residual value of the asset, if any, at the end of the discrete projection period to estimate the fair value.

The valuations are based on information that is available as of the acquisition date and the expectations and assumptions that have been deemed reasonable by our management. No assurance can be given, however, that the underlying assumptions or events associated with such assets will occur as projected. For these reasons, among others, the actual results may vary from the projected results.

The following supplemental pro forma information presents the financial results as if the transaction had occurred on January 1, 2011 for the year ended December 31, 2011. This supplemental pro forma information has been prepared for comparative purposes and does not purport to be indicative of what would have occurred had the acquisition been made on January 1, 2011, nor are they indicative of future results.

Revenue	$—
Net loss	$(818,279)
Basic and diluted loss per common share	$(0.00	)*

*Amount less than $0.01

NOTE 4 – STOCKHOLDERS’ EQUITY

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, $0.001 par value, with rights senior to those of our common stock, issuable in one or more series. Upon issuance, the Company can determine the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock.

F-12

There were 413,388 shares of preferred stock outstanding as of December 31, 2011. In connection with the Exchange Transaction with TG Therapeutics, Inc., on December 29, 2011, the Company filed a Certificate of Designation with respect to its Series A Preferred Stock with the Secretary of State of the State of Delaware.  The Company Preferred Stock ranks senior to the Company Common Stock with regard to dividend rights, and has a liquidation preference of $20 per share over the Company Common Stock and any other junior securities. The Company Preferred Stock is automatically convertible into 500 shares of Company Common Stock provided that prior to conversion, the Company has sufficient authorized Company Common Stock to effect such conversion.  The Company Preferred Stock also automatically converts upon a change of control of the Company or the sale of substantially all of the assets of the Company.  The Series A Preferred Stock votes on an as-converted basis with the Common Stock.

Common Stock

Our amended and restated certificate of incorporation authorizes the issuance of up to 500,000,000 shares of $0.001 par value common stock.

On December 30, 2011, we completed the first closing of the private placement of our securities, issuing 277,285,633 shares of Company Common Stock at a price per share of $0.04 for total gross proceeds, before placement commissions and expenses, of $11,091,425 (the “2011 Equity PIPE”). Investors will also receive warrants to purchase 69,321,424 shares of Company Common Stock. The warrants have an exercise price of $0.04 per share and are exercisable for five years. The shares of Company Common Stock and warrants sold in the initial closing were offered and sold to accredited investors, including members of management, without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act, and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the securities to be issued in the offering have not been registered under the Securities Act, and until so registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The placement agent received cash commissions equal to 10% of the gross proceeds of the offering, five-year warrants to purchase shares of the Company’s stock equal to 10% of shares sold in the offering, and a non-accountable expense allowance equal to two percent of the gross proceeds of the offering for their expenses (not including up to $80,000 of legal expenses and any blue sky fees, both of which were reimbursed by the Company).

In 2012, we completed two additional closings of the 2011 Equity PIPE. These closings were held on January 31, 2012, and February 24, 2012. In these closings, the Company issued 695,428 shares of our Series A Preferred Stock (“Preferred Stock”) at a price per share of $20.00 for total gross proceeds, before placement commissions and expenses, of $13,908,560. Each share of Series A Preferred Stock is convertible into 500 shares of Company Common Stock provided that such conversion rights are subject to sufficient available authorized shares of Company Common Stock, which the Company intends to accomplish through the amendment of its Certificate of Incorporation, or a reverse stock split, at the next meeting of stockholders. Investors also received warrants to purchase 86,928,500 shares of Company Common Stock. The warrants have an exercise price of $0.04 per share and are exercisable for five years. The shares of Preferred Stock and warrants sold in these closings were offered and sold to accredited investors, including members of management, without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act, and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the securities to be issued in the offering have not been registered under the Securities Act, and until so registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The placement agent received cash commissions equal to 10% of the gross proceeds of the offering, five-year warrants to purchase shares of the Company’s stock equal to 10% of shares sold in the offering, and a non-accountable expense allowance equal to two percent of the gross proceeds of the offering for their expenses.

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On December 19, 2011, Opus Point Partners, LLC loaned the Company $55,271 in operating funds.  Effective at the closing of the Exchange Transaction, the parties agreed to convert the loan into shares of Company Preferred Stock at the same exchange ratio used in the Exchange Transaction and Opus received 2,763 shares of Company Preferred Stock.

Equity Incentive Plans

We have in effect the following stock option and incentive plans.

a. The Company has shareholder-approved incentive stock option plans for employees under which it has granted non-qualified and incentive stock options. At December 31, 2011, 300,000 shares were authorized for issuance. The options have a maximum term of 10 years and vest over a period determined by the Company’s Board of Directors (generally 3 years) and are issued at an exercise price equal to or greater than the fair market value of the shares at the date of grant. At December 31, 2011 options to purchase 166,337 shares were outstanding, 556 shares of common stock were issued and there were 133,107 shares reserved for future grants under the Plan.

b. In July 1995, the Company established the 1995 Stock Option Plan (the”1995 Plan”), which provided for the granting of options to purchase up to 2,600 shares of the Company’s common stock to officers, directors, employees and consultants. The 1995 Plan was amended several times to increase the number of shares reserved for stock option grants. In June 2005, the 1995 Plan expired and no further options can be granted. At December 31, 2011 options to purchase 22,346 shares were outstanding and no shares were reserved for future stock option grants under the 1995 Plan.

A summary of the status of the Company’s stock options as of December 31, 2011 and changes during the period then ended is presented below:

Stock Options

The following table summarizes stock option activity for the year ended December 31, 2011:

	Number of shares	Weighted- average exercise price	Weighted- average Contractual Term	Aggregate Intrinsic Value
			(in years)
Outstanding at January 1, 2011	—	—
Assumed in Exchange Transaction	231,499	$24.37	5.60
Granted	—	—
Exercised	—	—
Forfeited	(20,330)	3.51
Expired	(22,486)	51.78
Outstanding at December 31, 2011	188,683	$23.33	6.39	$—

Vested and expected to vest at December 31, 2011	188,683	$23.33	6.39	$—
Exercisable at December 31, 2011	188,017	$23.40	6.39	$—

As of December 31, 2011, the total compensation cost related to unvested option awards not yet recognized is less than $1,000. The weighted average period over which it is expected to be recognized is approximately 1 year.

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Restricted Stock

Certain employees have been awarded restricted Series A preferred stock. The restricted stock vesting consists of milestone and time-based vesting. The following table summarizes restricted share activity for the year ended December 31, 2011:

	Number of Shares Restricted Series A Preferred Stock(1)	Weighted Average Grant Date Fair Value	Aggregate Intrinsic Value
Outstanding at January 1, 2011	—	$—
Granted	129,375	20.00
Vested	—	—
Forfeited	—	—
Outstanding at December 31, 2011	129,375	$20.00	$1,306,688

(1) The restricted Series A preferred stock listed in the table above was granted in connection with the Exchange Transaction to certain executives as discussed above. Each share of Series A Preferred Stock is convertible into 500 shares of the registrant’s Common Stock, provided that such conversion right is subject to sufficient available authorized shares of the registrant’s common stock.

Total expense associated with restricted stock was $86,494 during the year-ended December 31, 2011.

Warrants

The following table summarizes warrant activity for the year ended December 31, 2011:

	Warrants	Weighted- Average exercise price	Aggregate Intrinsic Value
Outstanding at January 1, 2011	—	$—
Assumed in Exchange Transaction	22,130,436	0.26	$—
Issued	97,049,924	0.04	—
Exercised	—	—
Expired	—	—
Outstanding at December 31, 2011	119,180,360	$0.08	$—

As discussed above, as part of the initial closing of the private placement of our securities completed on December 30, 2011, we issued warrants to purchase up to 69,321,424 shares of our common stock, none of which have been exercised as of December 31, 2011. The warrants have an exercise price of $0.04 per warrant share. In addition, we issued to the placement agent in the transaction warrants to purchase up to 27,728,500 shares of our common stock at an exercise price of $0.044 per warrant share, none of which have been exercised as of December 31, 2011.

Stock-Based Compensation

The fair value of stock options granted is estimated at the date of grant using the Black-Scholes pricing model. The expected term of options granted is derived from historical data and the expected vesting period. Expected volatility is based on the historical volatility of our common stock. The risk-free interest rate is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant. We have assumed no expected dividend yield, as dividends have never been paid to stock or option holders and will not be paid for the foreseeable future. The Company did not grant any stock options during the year-ended December 31, 2011.

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The following table summarizes stock-based compensation expense information about stock options and restricted stock for the years ended December 31, 2011:

2011

Stock-based compensation expense associated with restricted stock	$86,494
Stock-based compensation expense associated with option grants	—
$86,494

NOTE 5 – NOTES PAYABLE

The following is a summary of Notes payable:

	December 31, 2011
	Current portion, net	Non-current portion, net	Total
Non-interest Bearing Note Payable, Net	$200,000	$-	$200,000
Convertible 5% Notes Payable	-	4,006,666	4,006,666
ICON Convertible Note	677,778		677,778
Total	$877,778	$4,006,666	$4,884,444

We assumed the preceding notes payable as the result of the Exchange Transaction between the Company and TG Therapeutics, Inc. Accordingly, a valuation using the guidance in ASC 805 was performed and these notes have been presented at their fair value on the date of the transaction.

Non-interest Bearing Note Payable

In October 2009, Manhattan entered into a Settlement Agreement and Mutual Release with Swiss Pharma Contract LTD (“Swiss Pharma”) pursuant to which Manhattan agreed to pay Swiss Pharma $200,000 and issue to Swiss Pharma an interest free promissory note due on October 27, 2011 in the principal amount of $250,000 in full satisfaction of a September 5, 2008 arbitration award. In November 2011, Manhattan renegotiated the $250,000 promissory note due October 27, 2011 in which the amount of the promissory note was reduced to $200,000 and the maturity date was extended to February 15, 2012. This amount was paid on February 14, 2012 in full settlement of this note.

Convertible 5% Notes Payable

On March 8, 2010, Manhattan entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Ariston Pharmaceuticals, Inc., a Delaware corporation ("Ariston") and Ariston Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the "Merger Sub").  Pursuant to the terms and conditions set forth in the Merger Agreement, on March 8, 2010, the Merger Sub merged with and into Ariston (the "Merger"), with Ariston being the surviving corporation of the Merger.  As a result of the Merger, Ariston became a wholly-owned subsidiary of Manhattan.

The 5% Notes and accrued and unpaid interest thereon are convertible at the option of the holder into the Manhattan’s common stock at the conversion price of $20 per share.  Ariston agreed to make quarterly payments on the 5% Notes equal to 50% of the net product cash flow received from the exploitation or commercialization of Ariston’s product candidates, AST-726 and AST-915.  The 5% Notes are solely the obligation of Ariston and have no recourse to Manhattan other than the conversion feature discussed above. Interest accrues monthly, is added to principal on an annual basis, every March 8, and is payable at maturity.

In connection with the Exchange Transaction between the Company and TG Therapeutics, Inc., the Company performed a valuation of the assets and liabilities of Manhattan immediately prior to the transaction. As these notes payable are tied directly to net product cash flows derived from the preexisting products of the Company, this note was recorded at fair value as of the date of the Exchange Transaction. The Company recorded approximately $7,000 of interest expense on the 5% Notes, during the year ended December 31, 2011.

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ICON Convertible Note Payable

In connection with the merger with Ariston as discussed above, Ariston satisfied an account payable of $1,275,188 to ICON Clinical Research Limited (“ICON”) through the payment of $275,188 in cash and the issuance of a three-year 5% note payable (the “ICON Note”).  The principal was to be repaid in 36 monthly installments of $27,778 commencing in April 2010.  Interest was payable monthly in arrears.   On March 1, 2011 Ariston entered into an amended and restated convertible promissory note (the “Amended ICON Note”) with ICON. The principal terms of the Amended ICON Note are that monthly payments of principal and interest will be waived for the thirteen month period ended December 31, 2011 (the “Waiver Period”) in exchange for a single payment of $100,000 on March 31, 2011, an increase in the interest on the Amended ICON Note from 5% to 8% per annum during the Waiver Period and a balloon payment on January 31, 2012. The Amended ICON Note is convertible at the option of the holder into the Company’s common stock at the conversion price of $10 per share. During the year ended December 31, 2011 (the period subsequent to the TG Therapeutics exchange transaction), the Company has immatierial interest expense on the Amended ICON Note. At December 31, 2011 the principal amount of the Amended ICON Note was $677,778, of which the entire balance has been classified as current, and interest payable on the Amended ICON Note was $61,941, and is reflected as components of notes payable, current portion, net, and interest payable, current portion, net respectively, in the accompanying balance sheet as of December 31, 2011. This note is currently in default as the Company did not make the balloon payment due on January 31, 2012.

NOTE 6 – INCOME TAXES

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. In determining the need for a valuation allowance, management reviews both positive and negative evidence, including current and historical results of operations, future income projections and the overall prospects of our business. Based upon management's assessment of all available evidence, we believe that it is more-likely-than-not that the deferred tax assets will not be realizable; and therefore, a valuation allowance is established. The valuation allowance for deferred tax assets was $29,408,000 as of December 31, 2011.

As of December 31, 2011, we have U.S. net operating loss carryforwards (“NOL’s”) of approximately $69,382,000. For income tax purposes, these NOL’s will expire in various amounts through 2030. The Tax Reform Act of 1986 contains provisions which limit the ability to utilize net operating loss carryforwards in the case of certain events including significant changes in ownership interests. The recent exchange transaction with TG might have resulted in “change in ownership” as defined by IRC Section 382 of the Internal Revenue Code of 1986, as amended. Accordingly, a substantial portion of the Company’s net operating loss carryforwards above may be subject to annual limitations in reducing any future year’s taxable income.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2011 are presented below.

Deferred tax assets (liabilities):
Net operating loss carryforwards	$27,611,000
Research and development credit	1,858,000
Non-cash compensation	1,735,000
Acquired in-process research and development	(2,220,000)
Other	424,000
Deferred tax asset, excluding valuation allowance	29,408,000

Less valuation allowance	(29,408,000)
Net deferred tax assets	$—

F-17

 There was no current or deferred income tax expense for the year ended December 31, 2011. Income tax expense differed from amounts computed by applying the US federal income tax rate of 34% to pretax loss as follows:

For the year ended December 31,
(in thousands)	2011

Consolidated net loss, as reported in the consolidated statements of operations	$(889,071)

Computed “expected” tax benefit	(302,284)

Increase (decrease) in income taxes resulting from:
Expected expense (benefit) from state & local taxes	(60,457)
Research and development credits	(75,000)
Other	(277)
Change in the balance of the valuation allowance for deferred tax assets allocated to income tax expense	(438,018)
$—

We file income tax returns in the U.S. Federal and various state and local jurisdictions. With certain exceptions, the Company is no longer subject to U.S. Federal and state income tax examinations by tax authorities for years prior to 2008. However, net operating loss carryforwards and tax credits generated from those prior years could still be adjusted upon audit.

The Company recognizes interest and penalties to uncertain tax position in income tax expense in the statement of operations. There was no accrual for interest and penalties related to uncertain tax positions for 2011. We do not believe that there will be a material change in our unrecognized tax positions over the next twelve months. All of the unrecognized tax benefits, if recognized, would be offset by the valuation allowance.

NOTE 7 – LICENSE AGREEMENTS

In April 2011, TG Therapeutics, Inc., acquired from LFB Biotechnologies, a fully owned subsidiary of France based LFB S.A., an option (the “License Option”) for exclusive worldwide rights (except France/Belgium) to develop and market ublituximab (“TGTX-1101”), a monoclonal antibody that targets a specific epitope on the B-cell lymphocyte CD20 antigen. In exchange for the License Option TG issued 132,000 shares of its common stock to LFB.

On January 30, 2012, TG Therapeutics exercised the License Option and entered into an exclusive license agreement with LFB Biotechnologies, GTC Biotherapeutics, and LFB/GTC LLC, all wholly-owned subsidiaries of LFB Group, relating to the development of ublituximab. Under the license agreement, we have acquired the exclusive worldwide rights (exclusive of France/Belgium) for the development and commercialization of TGTX-1101 (ublituximab). To date, we have made no payments to LFB Group and LFB Group is eligible to receive payments of up to an aggregate of approximately $31.0 million upon our successful achievement of certain clinical development, regulatory and sales milestones, in addition to royalty payments on net sales of ublituximab. The license will terminate on a country by country basis upon the expiration of the last licensed patent right or 15 years after the first commercial sale of a product in such country, unless the agreement is earlier terminated.

In connection with the license agreement, TG Therapeutics issued 7,368,000 shares of its common stock to LFB, and the Company agreed to contribute $15 million, less applicable fees and expenses associated with the financing, to TG Therapeutics to fund the development of ublituximab under the license agreement, in exchange for 7,500,000 shares of TG Therapeutics common stock.

NOTE 8 – JOINT VENTURE

On April 19, 2011, H Pharmaceuticals K/S (the “Hedrin JV”), of which the Company was a 15% limited partner at the time, filed a demand for arbitration against Thornton & Ross, LTD. (“T&R”) with respect to alleged breaches by T&R of an Exclusive License Agreement (the “Hedrin License”) dated June 28, 2007, which was originally entered into between the Company and T&R, and which the Company assigned in 2008 to the Hedrin JV, with T&R’s consent. The Hedrin JV is seeking damages from T&R in the amount of approximately $7,000,000. The Company was not a party to the initial arbitration demand.

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On May 20, 2011, T&R filed an answer to the arbitration demand in which T&R asserted counterclaims against the Hedrin JV for alleged breaches by the Hedrin JV of the Hedrin License and for declaratory relief that the Hedrin License was properly terminated by T&R. In addition, T&R impleaded an individual (who is not associated with the Company), Nordic Biotech Venture Fund II K/S (an investment fund) and the Company, demanding arbitration against them based on alleged breaches of the Hedrin License and other related claims. The Company has recently been removed by the arbitrator as a party to the arbitration. T&R is seeking damages of approximately $20,000,000.

The Hedrin JV and T&R held a mediation session in order to avoid the arbitration process. The mediation process did not produce a result. Nordic has recently made an additional capital contribution to the Hedrin JV in order to fund the arbitration. As a result of that capital contribution the Company now owns a 13% interest in the Hedrin JV. The arbitration process is ongoing.

NOTE 9 – RELATED PARTY TRANSACTIONS

On December 30, 2011, OPN Capital Markets (“OPNCM”) and its affiliated broker-dealer, National Securities Corporation (“NSC” and collectively with OPNCM, “National”), both affiliates of National Holdings Corporation (“National Holdings”), entered into a Placement Agency Agreement (the “PAA”) with the Company in connection with the initial closing of the offering of up to $25 million of stock and warrants of the Company (the “Offering”).  Pursuant to the PAA, National acted as the Company’s placement agent for Offering.

Michael S. Weiss, is a director and Non-Executive Chairman of the Board of Directors of National Holdings.  He is also a stockholder of National Holdings and, when combined with his ownership indirectly through Opus and its affiliates, beneficially owns 23.6% of National Holdings, the parent company of NSC. Mr. Weiss disclaims such beneficiary ownership other than to the extent of his pecuniary interest. In addition, Opus and NSC are parties to a 50/50 joint venture that shares profits from OPNCM, the investment banking division of NSC that is responsible for managing the Offering.

The Company completed the initial closing of the Offering on December 30, 2011, issuing 277,285,633 shares of Common Stock at a price per share of $0.04 for total gross proceeds, before placement commissions and expenses, of $11,091,425. Investors also received warrants to purchase 69,321,424 shares of Common Stock. The warrants have an exercise price of $0.04 per share and are exercisable for five years. The Company completed the second closing of the Offering on January 31, 2012, issuing 489,199 shares of Series A Preferred Stock at a price per share of $20.00 for gross proceeds, before placement commissions and expenses of $9,783,980. Investors also received warrants to purchase 61,149,875 shares of Common Stock. The warrants have an exercise price of $0.04 per share and are exercisable for five years.  The Company completed the third and final closing of the Offering on February 24, 2012, issuing 206,229 shares of Series A Preferred Stock at a price per share of $20.00 for gross proceeds, before placement commissions and expenses of 4,124,580. Investors also received warrants to purchase 25,778,625 shares of Common Stock. The warrants have an exercise price of $0.04 per share and are exercisable for five years.

As placement agent, National received cash commissions equal to 10% of the gross proceeds of the Offering, five-year warrants to purchase shares of the Series A Preferred Stock equal to 10% of shares sold in the Offering, and a non-accountable expense allowance equal to two percent of the gross proceeds of the Offering for National’s expenses (not including up to $80,000 of National’s legal expenses and any blue sky fees, both of which the Company also reimbursed). In addition to acting as placement agent in the Offering, National provided advisory services in connection with the Exchange Transaction.  National is entitled to receive an advisory fee of $150,000 for such services.

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NOTE 10 – SUBSEQUENT EVENTS

As discussed above in Note 4, in 2012 we completed two additional closings of the 2011 Equity PIPE. These closings were held on January 31, 2012, and February 24, 2012. In these closings, the Company issued 695,428 shares of our Series A Preferred Stock (“Preferred Stock”) at a price per share of $20.00 for total gross proceeds, before placement commissions and expenses, of $13,908,560. Each share of Series A Preferred Stock is convertible into 500 shares of Company Common Stock provided that such conversion rights are subject to sufficient available authorized shares of Company Common Stock, which the Company intends to accomplish through the amendment of its Certificate of Incorporation, or a reverse stock split, at the next meeting of stockholders. Investors also received warrants to purchase 86,928,500 shares of Company Common Stock. The warrants have an exercise price of $0.04 per share and are exercisable for five years.

As discussed above in Note 7, On January 30, 2012, TG Therapeutics exercised the License Option and entered into an exclusive license agreement with LFB Biotechnologies, GTC Biotherapeutics, and LFB/GTC LLC, all wholly-owned subsidiaries of LFB Group, relating to the development of ublituximab. Under the license agreement, we have acquired the exclusive worldwide rights (exclusive of France/Belgium) for the development and commercialization of TGTX-1101 (ublituximab). To date, we have made no payments to LFB Group and LFB Group is eligible to receive payments of up to an aggregate of approximately $31.0 million upon our successful achievement of certain clinical development, regulatory and sales milestones, in addition to royalty payments on net sales of ublituximab. The license will terminate on a country by country basis upon the expiration of the last licensed patent right or 15 years after the first commercial sale of a product in such country, unless the agreement is earlier terminated.

In connection with the license agreement, TG Therapeutics issued 7,368,000 shares of its common stock to LFB, and the Company agreed to contribute $15 million, less applicable fees and expenses associated with the financing, to TG Therapeutics to fund the development of ublituximab under the license agreement, in exchange for 7,500,000 shares of TG Therapeutics common stock.

In addition, in connection with the issuance of 7,368,000 TG Therapeutics shares, the Company and TG Therapeutics provided LFB Group, the option to, in its sole discretion, elect to convert all, and not less than all, of the TG Therapeutics’ shares into 828,900 shares of Manhattan’s Series A Preferred Stock, $0.001 par value per share. Each share of Manhattan preferred stock shall be convertible into 500 shares of Manhattan’s common stock, $0.001 par value per share, in accordance with the terms of the Series A Preferred Stock Certificate of Designation filed with the Secretary of State of the State of Delaware on December 29, 2011. In addition, should Manhattan have sufficient common stock authorized and available for issuance at the time the Purchaser elects to convert, then Purchaser will receive such number of shares of Manhattan Common Stock into which the Manhattan Preferred Stock is then convertible. This option may be exercised by LFB Group at any time within 60 days of the filing of Manhattan’s Annual Report on Form 10-K for the year ended December 31, 2011.

Furthermore, should LFB Group choose to exercise the option for Manhattan preferred stock, the Board of Directors of Manhattan shall appoint an individual designated by LFB Group to serve as a director of Manhattan until the next annual meeting of the stockholders and until his or her successor has been duly elected. Thereafter the Board of Manhattan shall nominate a designee named by LFB Group for election at each annual meeting of the stockholders until such time as LFB Group owns less than 10% of the outstanding Common Stock of Manhattan.

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